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EXHIBIT 10.41

                               AMENDMENT NO. 3 TO
                       FUMED METAL OXIDE SUPPLY AGREEMENT
                    (Removal of Fumed Silica from Agreement)

         This agreement is made and executed as of January 16, 2004 by and between Cabot Corporation, a Delaware corporation ("Cabot"), and Cabot Microelectronics Corporation, a Delaware corporation ("CMC"), and supplements and amends the Fumed Metal Oxide Supply Agreement executed on January 20, 2000, as amended December 11, 2001 and December 17, 2003 by Amendments Numbered 1 and 2 respectively (as amended hereby, the "Agreement") between Cabot and CMC. Capitalized terms used herein without definition and defined in the Agreement shall have the same meanings as defined in the Agreement. Except as explicitly amended hereby, nothing herein shall amend or modify the Agreement.

                                    RECITALS

         WHEREAS, CMC and Cabot are simultaneously herewith entering into a Fumed Silica Supply Agreement (the "Fumed Silica Agreement") as to the supply by Cabot to CMC of Fumed Silica; and

         WHEREAS, CMC and Cabot desire that such Fumed Silica Agreement is the sole undertaking and agreement of the parties with respect to the supply by Cabot to CMC of Fumed Silica; and

         WHEREAS, CMC and Cabot wish to amend the Agreement as to Fumed Silica to remove, and make null and void, the applicability of the Agreement, and all terms under the Agreement related to, Fumed Silica;

         WHEREAS, Cabot wishes to give notice of nonrenewal to CMC, pursuant to
Section 1 of the Agreement.

         NOW THEREFORE, the Parties do hereby agree as follows:

1. Section 2.1(a) of the Agreement is hereby amended to read in its entirety as follows:

                  "(a) Subject to the terms and conditions of this Agreement, during the Term, Cabot shall provide to CMC, and CMC shall purchase from Cabot, the Products (as defined below) in such quantities as specified by CMC, subject to Sections 2.3 through 2.5 below. "Products" means:

                  (i) the fumed alumina of the grades and meeting the product specifications set forth on Schedule B hereto (the "Fumed Alumina" or the "Fumed Metal Oxides"), which shall conform to the specifications, formulae and processes set forth on Schedule B hereto.

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2. Any and all references to "Fumed Silica" and "Schedule A" in the Agreement
   are hereby deleted and are null and void.

3. The Agreement shall expire on its terms on June 30, 2005. The parties hereby acknowledge and agree that this Amendment No. 3 shall serve as well as the notice of nonrenewal contemplated in Section 1 of the Agreement.

4. Except as amended hereby the Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument and delivered by their respective duly authorized representatives as of the date first set forth above.

CABOT CORPORATION


By_________________________
       Duly Authorized
Name:  Eduardo C. Cordeiro
Title: Vice President


CABOT MICROELECTRONICS CORPORATION


By_________________________
        Duly Authorized
Name:   Daniel J. Pike
Title: Vice President